            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated June 17, 2005, relating to the financial statements and financial highlights which appear in the April 30, 2005
Annual Report to the Board of Trustees and Shareholders of Schroder Global
Series Trust, which is also incorporated by reference into the Registration
Statement. We also consent to the references to us under the headings "Financial
Highlights" in the Prospectus and "Disclosure of Portfolio Holdings" and
"Independent Registered Public Accounting Firm" in the Statement of Additional
Information.

/s/ PricewaterhouseCoopers LLP
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Philadelphia, Pennsylvania
August 29, 2005